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                                                                    EXHIBIT 24.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 29, 1995 relating to the financial statements of Decora Industries, Inc. which appears in such Prospectus. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" appearing on pages 4, 9 and 34 in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP

Syracuse, New York
July 18, 1995